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                                                                  EXHIBIT 23.1



                                  [LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Material Technologies, Inc.
11835 West Olympic Blvd.,
East Tower, Suite 705
Los Angeles, California 90064

     The undersigned consents to the use of its opinion dated April 25, 1997, relating to the financial statements of Material Technologies, Inc., a Delaware Corporation, and to the reference to the firm under "Experts," all as included in the Registration Statement on Form S-1.





Calabasas, California                  /s/ Jonathon P. Reuben, C.P.A.
April 25, 1997                         -------------------------------
                                          Jonathon P. Reuben, C.P.A.